EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
Per item 601(b)(21)(ii) of Regulation S-K, names of particular subsidiaries may be omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of October 31, 2019. Significant subsidiaries are defined in Rule 1-02(w) of Regulation S-X.

Name of Subsidiary	Incorporated or Organized Under Laws of

United States:
Caraustar Custom Packaging Group, Inc.	Delaware
Caraustar Industrial and Consumer Products Group, Inc.	Delaware
Caraustar Recovered Fiber Group, Inc.	Delaware
Container Life Cycle Management LLC	Delaware
CorrChoice (PA) LLC	Delaware
Greif Packaging LLC	Delaware
Soterra LLC	Delaware
Tama Paperboard, LLC	Delaware
Greif Flexibles USA Inc.	Illinois
Delta Petroleum Company, Inc.	Louisiana
The Newark Group, Inc.	New Jersey
Box Board Products, Inc.	North Carolina
Caraustar Mill Group, Inc.	Ohio

International:
Greif Algeria Spa	Algeria
Greif Argentina S.A.	Argentina
Greif Belgium BVBA	Belgium
Greif Embalagens Industrialis Do Brasil Ltda	Brazil
Caraustar Industrial Canada, Inc.	Canada
Greif Bros. Canada Inc.	Canada
Greif Embalajes Industriales S.A.	Chile
Greif Tianjin Packaging Co. Ltd	China
Greif (Shanghai) Packaging Co., Ltd.	China
Greif (Taicang) Packaging Co., Ltd.	China
Greif Flexibles Changzhou Co. Ltd	China
Greif Huizhou Packaging Co., Ltd.	China
Greif Czech Republic a.s.	Czech Republic
Greif Flexibles France SARL	France
Greif France Holdings SAS	France
EarthMinded Germany GmbH	Germany
Greif Flexibles Germany GmbH & Co. KG	Germany
Pachmas Packaging Ltd	Israel
Greif Italy SpA	Italy
Greif Italy SRL	Italy
Greif Malaysia Sdn Bhd	Malaysia

Greif Mexico, S.A. de C.V.	Mexico
Greif Flexibles Benelux B.V.	Netherlands
Greif International Holding B.V.	Netherlands
Greif Netherland B.V.	Netherlands
Greif Tholu B.V.	Netherlands
Greif Poland Sp zoo	Poland
Greif Portugal, S.A.	Portugal
Greif Kazan LLC	Russia
Greif Omsk LLC	Russia
Greif Perm LLC	Russia
Greif Vologda LLC	Russia
Greif Saudi Arabia Ltd.	Saudi Arabia
Greif Eastern Packaging Pte. Ltd.	Singapore
Greif South Africa Pty Ltd	South Africa
Greif Packaging Spain S.L.	Spain
Greif Sweden AB	Sweden
Greif Mimaysan Ambalaj Sanayi AS	Turkey
Greif Flexibles UK Ltd.	United Kingdom
Greif UK Ltd.	United Kingdom